Exhibit 99.1

Adaptimmune Appoints Elliot Norry as Chief Medical Officer and Makes Changes to R&D Leadership

- Organizational changes strengthen scientific and clinical development from early to late stage, and accelerate application of translational science learnings to therapeutic candidates and trials -

PHILADELPHIA, PA., and OXFORDSHIRE, United Kingdom, January 13, 2020 -- Adaptimmune Therapeutics plc (Nasdaq:ADAP), a leader in cell therapy to treat cancer, today announced the appointment of Dr. Elliot Norry as Senior Vice President and Chief Medical Officer (CMO) effective immediately, and additional changes to its R&D organization.

“Elliot has done a fantastic job as acting CMO over the past few months. This builds on his impact leading the ADP-A2AFP program in liver cancer as well as leading our safety and pharmacovigilance team over the last four years. I look forward to continuing to work with Elliot to deliver cell therapy treatments to patients with cancer,” said Adrian Rawcliffe, Adaptimmune’s Chief Executive Officer. “In addition, we have made changes to our R&D leadership to accelerate how our products move from research to late stage development, including rapid application of translational learnings that are crucial to bringing cell therapies to patients.”

Dr. Elliot Norry

Dr. Norry has served as Head of Clinical Safety and Pharmacovigilance and leader of the ADP-A2AFP program since 2015. He has been acting Chief Medical Officer since August 2019. Prior to joining Adaptimmune, he served as Safety Development Leader and was Chair of the Hepatic Safety Panel at GSK. Prior to his work in the biotech and pharmaceutical industries, Dr. Norry practiced adult internal medicine at Abington Memorial Hospital in Abington, Pennsylvania for 13 years. He holds a B.A. from Columbia College and an M.D. from New York University. He performed his residency in Internal Medicine at Temple University Hospital, Philadelphia and GI fellowship at Thomas Jefferson University Hospital, Philadelphia.

R&D leadership

Changes to the R&D Leadership that will strengthen the end-to-end scientific and clinical development from early to late stage, include:

•	An Early Stage Development group, led by Mark Dudley, will evaluate therapies in Phase 1 studies for safety as well as determining their potential for efficacy and further clinical development. Mark becomes Senior Vice President (SVP), Early Stage Development and previously served as SVP, Product Development.
•	A Late Stage Development group, led by Dennis Williams, will take products through Phase 2/3 trials and registration. The first of these trials is SPEARHEAD-1 with ADP-A2M4 – currently open for recruitment of patients with synovial sarcoma or myxoid/round cell liposarcoma. Dennis has been promoted to SVP, Late Stage Development and will continue leading the regulatory affairs team.
•	Joanna Brewer has been promoted to SVP, Allogeneic Research and will continue leading the allogeneic discovery work.
•	The Pipeline Research team will continue to be led by Karen Miller, SVP Pipeline Research.

More information about Adaptimmune’s R&D leaders can be found here on the Leadership Team page.

About Adaptimmune

Adaptimmune is a clinical-stage biopharmaceutical company focused on the development of novel cancer immunotherapy products for people with cancer. The Company’s unique SPEAR (Specific Peptide Enhanced Affinity Receptor) T-cell platform enables the engineering of T-cells to target and destroy cancer across multiple solid tumors. For more information, please visit http://www.adaptimmune.com.

Adaptimmune Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (PSLRA). These forward-looking statements involve certain risks and uncertainties. Such risks and uncertainties could cause our actual results to differ materially from those indicated by such forward-looking statements, and include, without limitation: the success, cost and timing of our product development activities and clinical trials and our ability to successfully advance our TCR therapeutic candidates through the regulatory and commercialization processes. For a further description of the risks and uncertainties that could cause our actual results to differ materially from those expressed in these forward-looking statements, as well as risks relating to our business in general, we refer you to our Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (SEC) on November 6, 2019, and our other SEC filings. The forward-looking statements contained in this press release speak only as of the date the statements were made and we do not undertake any obligation to update such forward-looking statements to reflect subsequent events or circumstances.

Adaptimmune Contacts:

Media Relations:

Sébastien Desprez – VP, Communications and Investor Relations

T: +44 1235 430 583

M: +44 7718 453 176

Sebastien.Desprez@adaptimmune.com

Investor Relations:

Juli P. Miller, Ph.D. – Senior Director, Investor Relations

T: +1 215 825 9310

M: +1 215 460 8920

Juli.Miller@adaptimmune.com

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